Exhibit 10.2

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement (this “Amendment”) is made as of June 30, 2010 by and among Citrix Systems, Inc., a Delaware corporation (the “Borrower”), Citrix Systems International GMBH, a company organized under the laws of Switzerland (the “Subsidiary Borrower” and, together with the Borrower, the “Borrowers”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A. The Borrower, the Subsidiary Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of September 27, 2006 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B. The Borrower, the Administrative Agent, and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment to Credit Agreement. Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a) The defined term “Adjusted LIBO Rate” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing (or, as applicable, for purposes of determining the Alternate Base Rate with respect to any ABR Borrowing) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next  1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

(b) The defined term “Alternate Base Rate” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, (c) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (d) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

(c) Section 1.01 of the Credit Agreement is amended by adding the following definitions in appropriate alphabetical order:

“Domestic Wholly-Owned Subsidiary” means each Wholly-Owned Subsidiary that is incorporated under the laws of the United States, any State thereof or the District of Columbia.

“Foreign Wholly-Owned Subsidiary” means each Wholly-Owned Subsidiary which is not a Domestic Subsidiary.

(d) Section 5.11(a) of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

Notwithstanding the foregoing, the requirements of this Section 5.11(a) shall apply only to (i) Domestic Subsidiaries that were Subsidiary Guarantors or Material Subsidiaries as of March 20, 2010 and (ii) Domestic Wholly-Owned Subsidiaries.

2. Waiver. Upon the Effective Date, the undersigned Lenders hereby waive (i) any Default arising from the failure of the Borrowers to add Kaviza Inc. as a Subsidiary Guarantor in accordance with Section 5.11 of the Credit Agreement and (ii) any Default arising from the failure of the Borrowers to have Citrix Overseas Holdings BV in good standing in the Netherlands Antilles in 2009 and 2010 (so long as such good standing is restored no later than August 31, 2010).

3. Representations and Warranties of the Borrowers. The Borrowers represent and warrant that:

(a) The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law;

(b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement (other than representations and warranties that relate solely to an earlier date) is true and correct on and as of the date hereof as if made on the date hereof; provided that one or more Subsidiaries may not be in good standing in its jurisdiction of organization; provided further that the Borrower and each Material Subsidiary (except Citrix Overseas Holdings BV) is in good standing in its jurisdiction of organization and

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4. Effectiveness. This Amendment shall become effective (the “Effective Date”) upon the execution and delivery hereof by the Borrowers, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all Lenders).

5. Miscellaneous.

(a) Except as specifically modified in Section 1 of this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except in each case as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”‘, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified hereby.

(c) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

(d) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

6. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expense incurred by the Administrative Agent in connection with this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

7. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By:	/s/ Antje B. Focke
Its:	Vice President

CITRIX SYSTEMS, INC.,
as Borrower

By:	/s/ Karen Leopardi
Name:	Karen Leopardi
Title:	Corporate Treasurer

CITRIX SYSTEMS INTERNATIONAL GMBH,
as Subsidiary Borrower

By:	/s/ David Friedman
Name:	David Friedman
Title:	Director

[Signature Page to Citrix Amendment]

Wachovia Bank, N.A.

By:	/s/ Karen Leikert

Its:	Senior Vice President

[Signature Page to Citrix Amendment]

BANK OF AMERICA, N.A.

By:	/s/ William S. Rowe

Its:	Senior Vice President

[Signature Page to Citrix Amendment]

Mizuho Corporate Bank, Ltd.

By:	/s/ Raymond Ventura

Its:	Deputy General Manager

[Signature Page to Citrix Amendment]

Comerica Bank

By:	/s/ Catherine M. Young

Its:	Vice President

[Signature Page to Citrix Amendment]